Consent of Independent Registered Public Accounting Firm

Chardan North China Acquisition Corporation
625 Broadway, Suite 1111
San Diego CA 92101

We hereby consent to the use in the prospectus constituting a part of this registration statement of our report dated August 1, 2006, relating to the consolidated financial statements of Gifted Time Holdings Limited for the years ended June 30, 2004, 2005 and 2006, which is contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Reanda
BDO Reanda
Beijing, People’s Republic of China
August 7, 2007